CH2

CORESITE

EARNINGS RELEASE AND
SUPPLEMENTAL INFORMATION

Quarter Ended **September 30, 2020**

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	2

CoreSite Reports Third Quarter 2020 Financial Results

-- Signed $12.5 Million of New and Expansion Sales for the Quarter, Our Highest in 4 Quarters --

-- On-Time Completion of the LA3 Phase 1 Development in Mid-October --

DENVER, CO – October 29, 2020 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center, cloud and interconnection solutions across the U.S., today announced financial results for the third quarter ended September 30, 2020.

Q3 2020 Quarterly Highlights

●	Key Financial Results –
o	Grew operating revenues to $154.0 million, an increase of 6.3% year over year and 2.3% sequentially
o	Delivered net income of $0.50 per common diluted share, an increase of $0.03 year over year and a decrease of $0.02 sequentially
o	Generated Funds From Operations (“FFO”) of $1.33 per diluted share and unit, an increase of $0.05, or 3.9%, year over year and a decrease of $0.02 sequentially, or 1.5%
o	Paid a dividend of $1.22 per share for the third quarter on October 15th
●	Lease Commencements –
o	Commenced 130 new and expansion leases for 33,233 net rentable square feet (“NRSF”), representing $7.2 million of annualized GAAP rent, for an average rate of $216 per square foot
●	Leasing Activity –
o	Signed 129 new and expansion leases for 72,207 NRSF and $12.5 million of annualized GAAP rent, for an average rate of $173 per square foot
o	Renewed 309 leases for 135,959 NRSF and $20.7 million of annualized GAAP rent, for an average rate of $152 per square foot, reflecting an increase of 2.9% in cash rent and 5.1% in GAAP rent, and reported churn of 1.9%

Q3 2020 Notable Events

●	Delivered new data center capacity on its Los Angeles campus in mid-October
o	Completed Phase 1 of its new LA3 data center, comprised of 51,000 NRSF and 6 megawatts (“MW”), and
o	Commenced its previously announced LA3 pre-lease for 38,000 NRSF and 4.5 MWs
●	Completed the NY2 power infrastructure project
o	Added an incremental 4 MWs of power to support existing space at its NY2 data center
●	Published its third annual Corporate Sustainability Report
o	The report summarizes our commitment to its customers, colleagues, and communities, and
o	Discusses the Company’s holistic focus on a broad range of success measures that take into account all of its stakeholders

“Over the last three years, we have added extensive data center capacity to strategically support organic growth, and continue to translate that capacity into larger and better customer communities in our markets,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “Our edge capacity is crucial to meeting the customer demand we continue to see in our major metro markets, especially for enterprises seeking the highest performance, cost effective, secure and reliable colocation solutions for multi- and hybrid-cloud IT architectures.”

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

Quarter Ended September 30, 2020

Sales Activity

CoreSite achieved new and expansion sales of $12.5 million of annualized GAAP rent for the quarter, which included $5.6 million of core retail colocation sales and $6.9 million of scale leasing. Retail colocation pricing was stable, with continued expansion with strategic customers and strength in new logo acquisition.

“The hard work of our team resulted in strategic sales wins for the quarter,” said Steve Smith, CoreSite’s Chief Revenue Officer. “Although we continued to see elongated sales cycles due to the pandemic, we are now seeing more reprioritization of digital transformation by enterprises, and we continue to build on and maintain a robust pipeline to support future quarter sales.”

“Our strong scale leasing this quarter included one relatively modest hyperscale lease, and we expect to continue to use our increased capacity to compete for scale opportunities with those customers who enrich our ecosystem,” said Steve Smith.

As of September 30, 2020, CoreSite had annualized GAAP backlog of $17.8 million, or $23.6 million on a cash basis.

Other Financial Results

CoreSite’s $154.0 million of operating revenues for the third quarter included $130.3 million of rental, power and related revenue, reflecting 6.3% year over year growth, $21.1 million of interconnection revenue, 10.8% year over year growth, and $2.5 million of office, light-industrial and other revenue. Net income was $24.1 million for the quarter, or $0.50 attributable to each common diluted share.

Development Activity

CoreSite continues to execute on its property development pipeline. The Company has delivered a significant amount of capacity year-to-date, which enables it generally to turn up services for its customers quickly.

o	During the third quarter, CoreSite completed its NY2 power infrastructure project, which adds an incremental 4 megawatts of power to support existing space and completed computer rooms.
o	In mid-October, the Company completed and placed into service LA3 Phase 1, comprising 51,000 NRSF and an incremental 6 MWs of turn-key data center capacity. LA3 Phase 1 was 74% pre-leased, and the customer lease commenced in October.
o	The Company has completed and placed into service 193,000 NRSF and 22 MWs of capacity year to date, including the completion of LA3 Phase 1.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of Tier 1, purpose-built data centers, both owned or leased, by approximately 2.1 million NRSF, or about 91.8%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

Quarter Ended September 30, 2020

Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to third quarter annualized adjusted EBITDA of 5.2 times, or 4.9 times including backlog. As of the end of the third quarter, CoreSite had $326.8 million of current liquidity, including $2.9 million of cash and $323.9 million of available capacity on its revolving credit facility.

Financing

On July 14th, the Company received the remaining $50 million of proceeds from the 7-year $150 million unsecured private placement of senior notes that it closed on May 6th. CoreSite used the proceeds to repay outstanding amounts on its revolving credit facility and for general working capital. The Company ended the quarter with 7% variable debt and 93% fixed debt.

2020 Guidance

CoreSite increased its 2020 Guidance related to net income attributable to common diluted shares to its new guidance range of $1.92 to $1.96 per share from its previous range of $1.81 to $1.91 per share. In addition, CoreSite increased its 2020 FFO per share guidance to its new guidance range of $5.26 to $5.30 per share from its previous range of $5.15 to $5.25 per share, and increased its adjusted EBITDA to $323 million at the midpoint from its midpoint of $321 million previously. The increase of $0.08 per share at the midpoint of FFO, or 1.5%, is largely driven by COVID-related travel and entertainment expense savings, decreased property taxes and insurance expense, and management of other operating costs. CoreSite’s full 2020 guidance can be found in the Company’s third quarter 2020 Supplemental Earnings Information on page 23.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended September 30, 2020

Upcoming Conferences and Events

CoreSite’s management will participate virtually in the Nareit REITworld Annual Conference on November 17th and 18th.

Conference Call Details

CoreSite will host its third quarter 2020 earnings call on Thursday, October 29, 2020, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until November 5, 2020, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13710893.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its third quarter 2020 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center, cloud and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 460+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations

303-222-7369
InvestorRelations@CoreSite.com

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended September 30, 2020

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Company Profile

Low-latency, secure and reliable access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from eight key North American Markets.

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS	THE BEST CUSTOMER EXPERIENCE

Connecting to cloud and network providers within the same data center campus can save thousands of dollars a month in networking and data egress fees while reducing latency

•   Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve

•   30,000+ interconnections

•   Peering and cloud exchanges

•   The CoreSite Interconnect GatewaySM allows customers to rapidly optimize application performance with a 100% managed solution

•   CoreSite’s Inter-Site Connectivity allows SDN connectivity between its markets, enabling access to its national ecosystem

460+ team dedicated to ensuring optimal data center performance and meeting the needs of our 1,350+ customers at all times of day

•   Consistent customer satisfaction demonstrated by customer expansion and retention

•   Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel

•   100% uptime Service Level Agreement with a minimum of six-nines portfolio uptime goal

•   Prepared to support and respond to our customers, employees, and communities during the COVID-19 pandemic

•   Direct access through our customer portal to provision new space, power, cross-connects, and monitor temperature, humidity, and power draw

HIGH GROWTH, HIGH-DENSITY SOLUTIONS	LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Cloud connectivity is important, and so is the ability for a data center campus to grow as business evolves

•   The ability to cost-effectively scale from a single cabinet to a large-scale deployment

•   Data center campuses that connect our buildings via short-run dark fiber to a network/cloud dense campus ecosystem

•   Flexible and high-density solutions

The closer a business is to end users, the easier it is to provide a high quality experience

•   24 operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds

•   National footprint with international cloud and data center partnerships for multi-market requirements

•   Subsea cables for international reach

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	For the period of			Growth %		Growth %				Growth %
Summary of Results	Q3 2020	Q2 2020	Q3 2019	Q/Q		Y/Y		YTD 2020	YTD 2019	Y/Y
GAAP Financial Measures
Operating revenues	$153,981	$150,543	$144,891	2.3%		6.3%		$451,886	$426,692	5.9%
Net income	24,132	25,088	22,644	(3.8)		6.6		72,208	74,292	(2.8)
Net income attributable to common shares	21,132	20,671	17,450	2.2		21.1		59,651	56,646	5.3
Net income per share attributable to common shares - diluted	$0.50	$0.52	$0.47	(3.8)		6.4		$1.49	$1.54	(3.2)

REIT Financial Measures(1)
Funds from operations (FFO) to shares and units	$64,268	$65,250	$61,736	(1.5)%		4.1%		$191,921	$183,144	4.8%
Adjusted funds from operations (AFFO)	62,580	65,291	61,171	(4.2)		2.3		187,981	185,125	1.5
EBITDAre	77,285	77,472	74,189	(0.2)		4.2		229,936	218,320	5.3
Adjusted EBITDA	81,441	81,644	77,928	(0.2)		4.5		241,746	229,108	5.5
FFO per common share and OP unit - diluted	$1.33	$1.35	$1.28	(1.5)		3.9		$3.97	$3.80	4.5

Other Financial Ratios
EBITDAre Margin	50.2%	51.5%	51.2%	(130)	bps	(100)	bps	50.9%	51.2%	(30)	bps
Adjusted EBITDA Margin	52.9%	54.2%	53.8%	(130)	bps	(90)	bps	53.5%	53.7%	(20)	bps

	As of
	Q3 2020		Q2 2020		Q1 2020		Q4 2019		Q3 2019

Dividend Activity
Dividends declared per share and OP unit	$1.22		$1.22		$1.22		$1.22		$1.22
TTM FFO payout ratio	93.1%		93.9%		95.2%		93.7%		92.1%
TTM AFFO payout ratio	94.8%		95.2%		95.9%		93.2%		91.2%

Operating Portfolio Statistics
Operating data center properties	24		24		23		23		23
Stabilized data center NRSF	2,516,411		2,516,411		2,482,660		2,406,512		2,335,962
Stabilized data center NRSF occupied	2,207,215		2,226,153		2,183,751		2,179,854		2,110,574
Stabilized data center % occupied	87.7%		88.5%		88.0%		90.6%		90.4%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,604		$1,596		$1,602		$1,597		$1,580
TKD NRSF % occupied	83.6%		84.6%		83.4%		83.6%		83.3%

Market Capitalization & Net Principal Debt
Total enterprise value	$7,479,878		$7,514,871		$7,218,678		$6,919,211		$7,287,403
Total net principal debt outstanding	$1,692,106		$1,621,314		$1,577,193		$1,484,452		$1,382,547

Net Principal Debt to:
Annualized adjusted EBITDA	5.2	x	5.0	x	5.0	x	4.7	x	4.4	x
Annualized adjusted EBITDA, including backlog(2)	4.9	x	4.8	x	4.7	x	4.5	x	4.1	x
Enterprise value	22.6%		21.6%		21.8%		21.5%		19.0%

(1)	See reconciliations of non-GAAP measures on page 12 and a discussion of the non-GAAP disclosures in the Appendix.
(2)	Backlog is the annualized rent for data center leases that were signed, but have not yet commenced during the quarter. Backlog for the quarter ended September 30, 2020, was $17.8 million on a GAAP basis and $23.6 million on a cash basis.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,
	2020	2019
Assets:
Investments in real estate:
Land	$100,432	$94,593
Buildings and improvements	2,148,435	1,989,731
	2,248,867	2,084,324
Less: Accumulated depreciation and amortization	(829,055)	(720,498)
Net investment in operating properties	1,419,812	1,363,826
Construction in progress	415,210	394,474
Net investments in real estate	1,835,022	1,758,300
Operating lease right-of-use assets, net	166,807	172,976
Cash and cash equivalents	2,894	3,048
Accounts and other receivables, net	31,388	21,008
Lease intangibles, net	2,959	3,939
Goodwill	40,646	40,646
Other assets, net	103,262	101,082
Total assets	$2,182,978	$2,100,999

Liabilities and equity:
Liabilities
Debt, net	$1,686,810	$1,478,402
Operating lease liabilities	182,068	187,443
Accounts payable and accrued expenses	91,310	123,304
Accrued dividends and distributions	62,796	62,332
Acquired below-market lease contracts, net	2,362	2,511
Unearned revenue, prepaid rent and other liabilities	54,848	33,119
Total liabilities	2,080,194	1,887,111

Stockholders' equity
Common stock, par value $0.01	422	373
Additional paid-in capital	551,227	512,324
Accumulated other comprehensive loss	(22,355)	(6,026)
Distributions in excess of net income	(439,028)	(348,509)
Total stockholders' equity	90,266	158,162
Noncontrolling interests	12,518	55,726
Total equity	102,784	213,888
Total liabilities and equity	$2,182,978	$2,100,999

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$130,300	$127,108	$122,598	$381,913	$361,534
Interconnection revenue	21,144	20,897	19,082	62,126	56,274
Total data center revenue	151,444	148,005	141,680	444,039	417,808
Office, light-industrial and other revenue	2,537	2,538	3,211	7,847	8,884
Total operating revenues	153,981	150,543	144,891	451,886	426,692

Operating expenses:
Property operating and maintenance	44,986	41,037	41,251	126,206	117,428
Real estate taxes and insurance	5,989	5,599	4,973	17,778	17,157
Depreciation and amortization	41,759	41,779	40,546	124,529	113,188
Sales and marketing	5,901	5,837	5,476	17,882	16,912
General and administrative	10,854	11,603	10,671	33,724	33,123
Rent	8,966	8,995	8,331	26,360	23,752
Total operating expenses	118,455	114,850	111,248	346,479	321,560
Operating income	35,526	35,693	33,643	105,407	105,132
Interest expense	(11,384)	(10,586)	(10,986)	(33,153)	(30,795)
Income before income taxes	24,142	25,107	22,657	72,254	74,337
Income tax expense	(10)	(19)	(13)	(46)	(45)
Net income	24,132	25,088	22,644	72,208	74,292
Net income attributable to noncontrolling interests	3,000	4,417	5,194	12,557	17,646
Net income attributable to common shares	$21,132	$20,671	$17,450	$59,651	$56,646

Net income per share attributable to common shares:
Basic	$0.50	$0.52	$0.47	$1.50	$1.55
Diluted	$0.50	$0.52	$0.47	$1.49	$1.54

Weighted average common shares outstanding:
Basic	42,235	39,873	36,951	39,823	36,590
Diluted	42,404	39,993	37,132	39,996	36,763

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Rental revenue	$82,943	$81,612	$77,907	$245,441	$229,366
Power revenue	43,112	41,902	41,783	126,292	123,602
Tenant reimbursement and other	4,245	3,594	2,908	10,180	8,566
Rental, power, and related revenue	$130,300	$127,108	$122,598	$381,913	$361,534

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income	$24,132	$25,088	$22,644	$72,208	$74,292
Real estate depreciation and amortization	40,136	40,162	39,092	119,713	108,852
FFO available to common shareholders and OP unit holders	$64,268	$65,250	$61,736	$191,921	$183,144

Weighted average common shares outstanding - diluted	42,404	39,993	37,132	39,996	36,763
Weighted average OP units outstanding - diluted	6,030	8,377	11,118	8,392	11,437
Total weighted average shares and units outstanding - diluted	48,434	48,370	48,250	48,388	48,200

FFO per common share and OP unit - diluted	$1.33	$1.35	$1.28	$3.97	$3.80

Reconciliation of FFO to AFFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
FFO available to common shareholders and unit holders	$64,268	$65,250	$61,736	$191,921	$183,144

Adjustments:
Amortization of deferred financing costs and hedge amortization	1,028	1,043	901	3,100	2,368
Non-cash compensation	4,156	4,172	3,732	11,810	10,781
Non-real estate depreciation	1,623	1,617	1,454	4,816	4,336
Straight-line rent adjustment	(496)	(165)	2,006	(1,080)	4,966
Amortization of above and below market leases	(34)	(34)	(47)	(102)	(219)
Recurring capital expenditures(1)	(2,911)	(1,550)	(2,365)	(5,879)	(3,936)
Tenant improvements	(1,275)	(2,172)	(1,001)	(4,413)	(3,094)
Capitalized leasing costs	(3,779)	(2,870)	(5,245)	(12,192)	(13,221)
AFFO available to common shareholders and OP unit holders	$62,580	$65,291	$61,171	$187,981	$185,125

(1)	Recurring capital expenditures for the nine months ended September 30, 2019, included, and therefore, was reduced due to a $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income	$24,132	$25,088	$22,644	$72,208	$74,292
Adjustments:
Interest expense	11,384	10,586	10,986	33,153	30,795
Income taxes	10	19	13	46	45
Depreciation and amortization	41,759	41,779	40,546	124,529	113,188
EBITDAre	$77,285	$77,472	$74,189	$229,936	$218,320
Non-cash compensation	4,156	4,172	3,732	11,810	10,781
Transaction costs / litigation	—	—	7	—	7
Adjusted EBITDA	$81,441	$81,644	$77,928	$241,746	$229,108

For additional discussion of these non-GAAP measures, see the Appendix starting on page 24.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating Properties
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent	Total	Percent	Total	Percent		Percent	NRSF Under	Development
Market / Facilities	($000)(1)	NRSF	Occupied(2)	NRSF	Occupied(2)	NRSF	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,301	88,251	77.7%	—	—%	88,251	77.7%	—	—	88,251
SV2	3,703	76,676	50.1	—	—	76,676	50.1	—	—	76,676
Santa Clara campus (SV3 - SV9)	98,411	723,181	97.5	52,201	11.3	775,382	91.7	—	240,000	1,015,382
San Francisco Bay Total	108,415	888,108	91.4	52,201	11.3	940,309	87.0	—	240,000	1,180,309

Los Angeles
One Wilshire campus
LA1*	31,355	145,776	91.5	17,238	34.2	163,014	85.4	—	10,352	173,366
LA2	55,158	424,890	86.5	—	—	424,890	86.5	—	—	424,890
LA3	—	—	—	—	—	—	—	51,376	108,776	160,152
LA4*	906	21,850	64.0	—	—	21,850	64.0	—	—	21,850
Los Angeles Total	87,419	592,516	86.9	17,238	34.2	609,754	85.4	51,376	119,128	780,258

Northern Virginia
VA1	23,663	201,719	82.5	—	—	201,719	82.5	—	—	201,719
VA2	22,936	188,446	99.7	—	—	188,446	99.7	—	—	188,446
VA3	7,017	79,171	95.2	51,233	28.6	130,404	69.0	—	395,997	526,401
DC1*	3,073	22,137	74.8	—	—	22,137	74.8	—	—	22,137
DC2*	2,315	9,810	100.0	14,753	8.2	24,563	44.9	—	—	24,563
Reston Campus Expansion(3)	—	—	—	—	—	—	—	—	413,745	413,745
Northern Virginia Total	59,004	501,283	91.0	65,986	24.0	567,269	83.2	—	809,742	1,377,011

New York
NY1*	4,040	48,404	73.8	—	—	48,404	73.8	—	—	48,404
NY2	17,545	119,863	86.8	34,589	19.5	154,452	71.8	—	81,799	236,251
New York Total	21,585	168,267	83.1	34,589	19.5	202,856	72.2	—	81,799	284,655

Boston
BO1	16,063	122,730	76.4	19,961	—	142,691	65.7	—	110,985	253,676
Boston Total	16,063	122,730	76.4	19,961	—	142,691	65.7	—	110,985	253,676

Chicago
CH1	15,923	178,407	82.1	—	—	178,407	82.1	—	—	178,407
CH2	57	—	—	54,798	0.7	54,798	0.7	—	112,368	167,166
Chicago Total	15,980	178,407	82.1	54,798	0.7	233,205	63.0	—	112,368	345,573

Denver
DE1*	4,867	29,784	66.0	—	—	29,784	66.0	—	—	29,784
DE2*	478	5,140	71.4	—	—	5,140	71.4	—	—	5,140
Denver Total	5,345	34,924	66.8	—	—	34,924	66.8	—	—	34,924

Miami
MI1	1,739	30,176	68.9	—	—	30,176	68.9	—	13,154	43,330
Miami Total	1,739	30,176	68.9	—	—	30,176	68.9	—	13,154	43,330

Total Data Center Facilities	$315,550	2,516,411	87.7%	244,773	14.2%	2,761,184	81.2%	51,376	1,487,176	4,299,736

Office & Light-Industrial	8,818	368,946	77.3	—	—	368,946	77.3	—	—	368,946
Reston Office & Light-Industrial(3)	815	54,470	100.0	—	—	54,470	100.0	—	(54,470)	—

Total Portfolio	$325,183	2,939,827	86.6%	244,773	14.2%	3,184,600	81.1%	51,376	1,432,706	4,668,682

* Indicates properties in which we hold a leasehold interest.

(1)	On a gross basis, our total portfolio annualized rent was approximately $330.7 million as of September 30, 2020, which includes $5.5 million in operating expense reimbursements under modified gross and triple-net leases.
(2)	Includes customer leases that have commenced as of September 30, 2020. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	88.6%	29.4%	83.4%
Total Portfolio	87.5%	29.4%	83.0%

(3)	Included within our Reston Campus Expansion held for development space is 54,470 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP		GAAP	Cash
	Leasing	Number	Annualized	Total	Annualized	Rental	Cash	GAAP
	Activity	of	Rent	Leased	Rent per	Churn	Rent	Rent
	Period	Leases(1)	($000)	NRSF	Leased NRSF	Rate	Growth	Growth

New / expansion leases commenced	YTD 2020	363	$24,791	123,826	$200
	Q3 2020	130	7,188	33,233	216
	Q2 2020	121	7,925	45,271	175
	Q1 2020	112	9,678	45,322	214
	Q4 2019	130	16,613	86,187	193
	Q3 2019	130	15,660	78,244	200

New / expansion leases signed	YTD 2020	358	$27,962	153,752	$182
	Q3 2020	129	12,485	72,207	173
	Q2 2020	112	3,471	22,191	156
	Q1 2020	117	12,006	59,354	202
	Q4 2019	129	6,642	30,770	216
	Q3 2019	122	14,424	73,144	197

Renewal leases signed	YTD 2020	922	$62,957	431,828	$146	6.2%	0.7%	5.8%
	Q3 2020	309	20,662	135,959	152	1.9	2.9	5.1
	Q2 2020	333	24,961	174,926	143	1.0	(1.5)	5.5
	Q1 2020	280	17,334	120,943	143	3.3	1.4	7.2
	Q4 2019	323	21,921	151,057	145	2.9	(0.8)	0.1
	Q3 2019	299	20,365	123,445	165	3.1	(2.2)	4.2

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

New / Expansion Leases Signed by Deployment Size by Period

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$3,264	$1,846	$2,040	$2,532	$2,509
1,000 - 5,000 NRSF	2,341	1,625	6,374	4,110	2,064
Total Core Retail Colocation	$5,605	$3,471	$8,414	$6,642	$4,573
Scale Colocation
> 5,000 NRSF	6,880	—	3,592	—	9,851
Total GAAP Annualized Rent	$12,485	$3,471	$12,006	$6,642	$14,424

MRR per Cabinet Equivalent Billed (TKD Occupied Same-Store)

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	519,150	16.3%	$—	—%
Unoccupied OLI	—	—	83,681	2.6	—	—
Data center NRSF:
5,000 or less	2,356	91.3	864,531	27.1	146,492	45.0
5,001 - 10,000	38	1.5	260,310	8.1	39,848	12.2
10,001 - 25,000	17	0.7	259,553	8.2	39,870	12.3
Greater than 25,000	9	0.3	434,914	13.7	72,559	22.3
Powered shell	17	0.7	422,726	13.3	16,780	5.2
OLI	141	5.5	339,735	10.7	9,634	3.0
Portfolio Total	2,578	100.0%	3,184,600	100.0%	$325,183	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	519,150	16.3%	$—	—%	$—	$—	$—
Unoccupied OLI	—	83,681	2.6	—	—	—	—	—
2020	290	179,872	5.7	31,036	9.5	173	31,288	174
2021	1,338	568,437	17.8	88,712	27.2	156	90,740	160
2022	403	379,182	11.9	55,620	17.1	147	58,050	153
2023	240	308,941	9.7	46,015	14.2	149	50,038	162
2024	88	137,929	4.3	18,830	5.8	137	20,222	147
2025-Thereafter	78	667,673	21.0	75,336	23.2	113	89,717	134
OLI (3)	141	339,735	10.7	9,634	3.0	28	10,198	30
Portfolio Total / Weighted Average	2,578	3,184,600	100.0%	$325,183	100.0%	$126	$350,253	$136

(1)	Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	Represents the final monthly contractual rent under existing customer leases as of September 30, 2020, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2020 include annualized rent of $10.5 million associated with lease terms currently on a month-to-month basis.
(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2020	6,764	$151
2021	57,358	2,010
2022	62,873	1,353
2023	141,284	3,985
2024	9,538	246
2025 - Thereafter	61,918	1,889
Total OLI	339,735	$9,634

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	34.4%
Los Angeles	27.7
Northern Virginia	18.7
New York	6.8
Boston	5.1
Chicago	5.1
Denver	1.6
Miami	0.6
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	44.5%
Cloud	32.0
Network	23.5
Total	100.0%

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	10	208,709	6.6%	$41,047	12.6%	86
2	Cloud	Public Cloud	11	313,576	9.8	19,085	5.9	42
3	Enterprise	Digital Content	7	120,142	3.8	18,068	5.6	34
4	Enterprise(4)	Travel / Hospitality	2	72,286	2.3	15,077	4.6	6
5	Cloud	Public Cloud	3	118,691	3.7	13,638	4.2	38
6	Enterprise	SI & MSP	3	62,268	2.0	9,088	2.8	13
7	Network	Global Service Provider	9	44,803	1.4	8,882	2.7	23
8	Network	US National Service Provider	15	38,922	1.2	5,187	1.6	34
9	Network	Cable Service Provider	14	21,191	0.7	4,352	1.3	27
10	Enterprise	Government	3	25,470	0.8	4,075	1.3	141
	Total / Weighted Average			1,026,058	32.3%	$138,499	42.6%	49

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of September 30, 2020.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2020.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of September 30, 2020.
(4)	This customer has $8.3 million of annualized rent expiring in Q4 2020, and $6.7 million of annualized rent expiring in Q4 2021, which will not be renewed.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Data center expansion(1)	$37,117	$70,187	$66,578	$96,820	$77,325
Non-recurring investments(2)	980	996	909	2,106	1,701
Tenant improvements	1,275	2,172	966	1,173	1,001
Recurring capital expenditures	2,911	1,550	1,418	3,468	2,365
Total capital expenditures	$42,283	$74,905	$69,871	$103,567	$82,392

Repairs and maintenance expense(3)	$3,649	$3,290	$3,880	$3,634	$3,059

(1)	Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital.
(2)	Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation, such as internal system development for on-premises IT infrastructure and system-wide security upgrades, which have a future economic benefit.
(3)	Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
DC2	Northern Virginia	Q4 2018	14,753	$12,921	$876	8.2%	8.2%
LA1	Los Angeles	Q2 2019	17,238	11,635	675	37.1	34.2
VA3 Phase 1B	Northern Virginia	Q2 2019	51,233	53,393	1,042	28.6	28.6
BO1	Boston	Q4 2019	19,961	7,124	357	—	—
NY2 Phase 3(3)	New York	Q1 2020	34,589	50,144	1,450	27.1	19.5
CH2 Phase 1	Chicago	Q2 2020	54,798	62,988	1,149	0.7	0.7
SV8 Phase 3	San Francisco Bay	Q2 2020	52,201	61,375	1,176	76.4	11.3
Total completed pre-stabilized			244,773	$259,580	$1,060	29.4%	14.2%

(1)	Cost includes capital expenditures related to the specific project / phase and, for CH2 Phase 1, NY2 Phase 3, SV8 Phase 3, and VA3 Phase 1B projects, also includes allocations of capital expenditures related to land, building shell, and infrastructure that were incurred at the beginning of the overall project.
(2)	Includes customer leases that have been signed as of September 30, 2020, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.
(3)	As previously disclosed, in order to meet customer demand and deploy capital efficiently, the NY2 Phase 3 development project was bifurcated into two projects, including (1) a 34,589 NRSF computer room, which was placed into service in Q1 2020, and (2) a 4MW power infrastructure project, which was completed in Q3 2020. The power infrastructure project was designed to support additional capacity in the 34,589 NRSF computer room as well as future computer rooms. As such, we have updated the NY2 Phase 3 cost to include an allocation associated with the additional power capacity provided by the power infrastructure project completed during the quarter.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

Development Completion Timeline

The following chart sets forth the estimated development timeline of megawatts of the actual megawatts placed into service during 2020:

Development Detail

(in thousands, except NRSF and power data)

	Under Construction						Held for Development			Total
			Costs				Estimated			Estimated
	Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities	Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1	—	—	$—	$—	—%	—	110,985	$71,200	9.0	110,985	$71,200
CH2
Phase 2	—	—	—	—	—	—	56,184	40,000	6.0	56,184	40,000
Phase 3	—	—	—	—	—	—	56,184	40,000	6.0	56,184	40,000
LA1	—	—	—	—	—	—	10,352	1,250	0.5	10,352	1,250
MI1	—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2
Phase 4	—	—	—	—	—	—	46,699	23,000	5.0	46,699	23,000
Phase 5	—	—	—	—	—	—	35,100	40,000	4.5	35,100	40,000
VA3
Phase 1C	—	—	—	—	—	—	49,316	35,000	6.0	49,316	35,000
Phase 1D	—	—	—	—	—	—	34,143	22,000	3.0	34,143	22,000
Phase 1E	—	—	—	—	—	—	23,365	22,000	3.0	23,365	22,000
Phase 2	—	—	—	—	—	—	289,173	200,000	27.0	289,173	200,000
Total data center expansion		—	$—	$—	—%	—	724,655	$501,950	71.0	724,655	$501,950

New development
Ground-up construction
LA3
Phase 1	Q4 2020	51,376	$114,864	$134,000	73.8%	6.0	—	$—	—	51,376	$134,000
Phase 2	—	—	—	—	—	—	54,388	36,000	6.0	54,388	36,000
Phase 3	—	—	—	—	—	—	54,388	36,000	6.0	54,388	36,000
Reston Campus Expansion
Future Phases	—	—	—	—	—	—	413,745	550,000	54.0	413,745	550,000
Pre-construction
SV9	—	—	—	—	—	—	240,000	325,000	30.0	240,000	325,000
Total new development		51,376	$114,864	$134,000	73.8%	6.0	762,521	$947,000	96.0	813,897	$1,081,000

Total development(1)(2)		51,376	$114,864	$134,000	73.8%	6.0	1,487,176	$1,448,950	167.0	1,538,552	$1,582,950

(1)	In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.
(2)	We have an estimated $30.5 million in deferred expansion capital under construction at multiple properties as of September 30, 2020, of which $17.4 million has been incurred to-date. We estimate approximately $25 million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or
	Equivalents	Market Price as of	Market Value
	Outstanding	September 30, 2020	Equivalents
Common shares	42,766	$118.88	$5,084,080
Operating partnership units	5,919	118.88	703,692
Total equity			5,787,772
Total net principal debt outstanding(1)			1,692,106
Total enterprise value			$7,479,878

Net principal debt to enterprise value			22.6%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $2.9 million of cash and cash equivalents.

Debt Summary(1)

			Outstanding as of:
		Maturity	September 30,	December 31,
Instrument	Rate(2)	Date(3)	2020	2019
Revolving credit facility	1.40%	11/8/2023	$120,000	$62,500
2022 Senior unsecured term loan	1.76	4/19/2022	200,000	200,000
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured term loan	2.86	4/19/2024	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
2025 Senior unsecured term loan	2.32	4/1/2025	350,000	350,000
2026 Senior unsecured notes	4.52	4/17/2026	200,000	200,000
2027 Senior unsecured notes(4)	3.75	5/6/2027	150,000	—
2029 Senior unsecured notes	4.31	4/17/2029	200,000	200,000
Total principal debt outstanding			1,695,000	1,487,500
Unamortized deferred financing costs			(8,190)	(9,098)
Total debt			$1,686,810	$1,478,402
Weighted average interest rate	3.19%

Floating rate vs. fixed rate debt			7% / 93%	29% / 71%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	The interest rates above reflect the impacts of interest rate swap agreements.
(3)	The revolving credit facility contains a one-time extension option, which, if exercised, would extend the maturity date to November 2024.
(4)	On May 6, 2020, we entered into a note purchase agreement to issue an aggregate principal amount of $150 million, 3.75% Series C senior notes maturing on May 6, 2027 (the “2027 Notes”). We issued $100 million on May 6, 2020, and we issued the remaining $50 million on July 14, 2020. The proceeds from the 2027 Notes were used to pay down outstanding amounts on the revolving credit facility.

Debt Maturities

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Interest expense and fees	$13,555	$12,810	$13,819	$39,985	$38,391
Amortization of deferred financing costs and hedge amortization	1,028	1,043	901	3,100	2,368
Capitalized interest	(3,199)	(3,267)	(3,734)	(9,932)	(9,964)
Total interest expense	$11,384	$10,586	$10,986	$33,153	$30,795

Percent capitalized	21.9%	23.6%	25.4%	23.1%	24.4%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		September 30,		June 30,		March 31,		December 31,		September 30,
	Required Compliance	2020		2020		2020		2019		2019

Fixed charge coverage ratio	Greater than 1.50x	6.1	x	6.5	x	5.8	x	5.9	x	5.9	x
Total indebtedness to gross asset value	Less than 60%	32.3%		31.1%		31.2%		29.0%		29.3%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$450,000
Borrowings outstanding		(120,000)		(99,000)		(155,500)		(62,500)		(62,250)
Outstanding letters of credit		(6,053)		(6,053)		(6,053)		(4,879)		(4,879)
Current availability		$323,947		$344,947		$288,447		$382,621		$382,871

Cash		2,894		2,686		3,307		3,048		4,703
Current liquidity		$326,841		$347,633		$291,754		$385,669		$387,574

Subsequent debt financing(1)		—		50,000		100,000		—		—
Pro forma liquidity		$326,841		$397,633		$391,754		$385,669		$387,574

(1)	On May 6, 2020, the Company executed a note purchase agreement to issue an aggregate principal of $150 million senior notes. On May 6, 2020, we issued $100 million of senior notes, and on July 14, 2020, we issued the remaining $50 million of senior notes. The proceeds from the senior notes were used to pay down outstanding amounts on the revolving credit facility.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q3 2020	Annualized
Operating Income	$35,526	$142,104
Adjustments:
Depreciation and amortization	41,759	167,036
General and administrative	10,854	43,416
Net Operating Income	$88,139	$352,556

Cash Net Operating Income (Cash NOI)
Net Operating Income	$88,139	$352,556
Adjustments:
Straight-line rent	(496)	(1,984)
Amortization of above and below-market leases	(34)	(136)
Cash NOI	$87,609	$350,436

Cash NOI with backlog (83.0% leased)(1)	$91,748	$366,992
Cash stabilized NOI (93% leased)	$102,801	$411,204

Development Projects

Data Center Projects Under Construction	Q3 2020
TKD construction in progress(2)	$114,864
Remaining spend(2)	19,136
Total	$134,000

Targeted stabilized annual yields	12 - 16%
Annualized pro forma NOI range	$16,000 - 21,500

Other Assets and Liabilities

Other Assets	Q3 2020
Remaining construction in progress(3)	$300,346
Cash and cash equivalents	2,894
Accounts and other receivables	31,388
Other tangible assets	32,155
Total other assets	$366,783

Liabilities
Principal debt	$1,695,000
Accounts payable, accrued expenses and other liabilities	146,158
Accrued dividends and distributions	62,796
Total liabilities	$1,903,954

Weighted average common shares and units - diluted	48,434

(1)	Cash NOI with backlog includes cash backlog as of September 30, 2020, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)	Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

2020 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2020(1)			Implied
	Low	High	Mid	2019	Growth(2)
Net income attributable to common diluted shares	$1.92	$1.96	$1.94	$2.05	(5.4)%
Real estate depreciation and amortization	3.34	3.34	3.34	3.05
FFO per common share and OP unit - diluted	$5.26	$5.30	$5.28	$5.10	3.5%

Projected operating results:
Total operating revenues	$600,000	$610,000	$605,000	$572,727	5.6%
Interconnection revenues	80,000	86,000	83,000	75,751	9.6
General and administrative expenses	44,000	48,000	46,000	43,764	5.1
Property taxes and insurance	24,000	26,000	25,000	22,866	9.3

Net Income	$93,000	$95,000	$94,000	$99,037	(5.1)%
Depreciation and amortization	168,000	168,000	168,000	152,925	9.9
Other adjustments(3)	61,000	61,000	61,000	56,170	8.6
Adjusted EBITDA	$322,000	$324,000	$323,000	$308,132	4.8%

Guidance drivers:
Annual rental churn rate	9.0%	11.0%	10.0%	11.1%
Cash rent growth on data center renewals	—%	2.0%	1.0%	0.4%
Capitalized interest	20.0%	25.0%	22.5%	24.7%
Sales and marketing expense as a percentage of revenue	3.9%	4.1%	4.0%	3.9%

Capital expenditures:
Data center expansion	$215,000	$250,000	$232,500	$382,761
Non-recurring investments	2,500	7,500	5,000	6,429
Tenant improvements	2,500	7,500	5,000	4,267
Recurring capital expenditures	5,000	10,000	7,500	7,404
Total capital expenditures	$225,000	$275,000	$250,000	$400,861

(1)	Net income attributable to common diluted shares, FFO per common share and OP unit – diluted, and Adjusted EBITDA have been updated since Q2 2020.
(2)	Implied growth is based on the midpoint of 2020 guidance.
(3)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs and hedge amortization
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus / Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

●	Cash Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized cash rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.
●	Cash and GAAP Rent Growth – represents the change in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Development Summary for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue, including rental, power, and interconnection revenue and operating expense reimbursement, under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The estimates are based on current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

NRSF Pre-Construction

Represents NRSF for which the projects are in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on the timing of final design and permitting approvals.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2018, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2018. The turn-key same-store space as of December 31, 2018, is 1,972,441 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended September 30, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27